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                                                                   Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) of Brush Engineered Materials Inc. and related proxy statement/prospectus of Brush Wellman Inc. and Brush Engineered Materials Inc. for the registration of shares of common stock of Brush Engineered Materials Inc. and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements and schedule of Brush Wellman Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated March 29, 1999 with respect to the financial statement schedule of Brush Wellman Inc. for the years ended December 31, 1998, 1997 and 1996 included in the Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


Ernst & Young LLP
Cleveland, Ohio
March 10, 2000